UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SENS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Schumm from Board of Directors

On March 19, 2024, Robert Schumm, a director of Senseonics Holdings, Inc. (the “Company”) who was designated to serve as a director of the Company by PHC Holdings Corporation (“PHC”), notified the Board of Directors of the Company (the “Board”) of his resignation from the Board effective March 19, 2024. Mr. Schumm’s resignation follows PHC designating Brian Hansen to oversee the Ascensia Diabetes Care Continuous Glucose Monitoring (“CGM”) business, while Mr. Schumm continues to oversee its Blood Glucose Monitoring business, and is not due to any disagreements with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

 Appointment of Brian Hansen to Board of Directors

On March 20, 2024, the Board appointed Brian Hansen to serve as a director of the Company. Mr. Hansen will serve as a Class III director whose term will expire at the 2025 annual meeting of stockholders.

There is no family relationship between Mr. Hansen and any of the Company’s other directors or executive officers. Mr. Hansen was designated by PHC to serve as a director of the Company pursuant to that certain Investor Rights Agreement (the “PHC IRA”), dated August 9, 2020, by and between the Company and PHC. Pursuant to the PHC IRA, PHC presently has the right to designate two individuals to serve on the Board, and PHC designated Mr. Hansen, who was recently appointed President of CGM of Ascensia Diabetes Care Holding AG (“Ascensia”), a wholly-owned subsidiary of PHC, to replace Mr. Schumm as one of the two PHC designees on the Board. The PHC IRA is more fully described in the Company’s Current Report on 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2020 and the description thereof is qualified in its entirety by reference to the copy of the PHC IRA, which is filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on August 31, 2020.

More information about Mr. Hansen is set forth below:

Brian Hansen, age 56, has served as Ascensia’s President of CGM since February 2024. Mr. Hansen is an executive with over 30 years of commercial experience in the medical device, life sciences and diagnostic industries. Prior to joining Ascensia, he served as EVP and CCO at Tandem Diabetes Care since January 2016. Prior to that, he held key leadership roles at Adaptive Biotechnologies, Novartis, Gen-Probe and Fisher Scientific. Mr. Hansen has a BSBA from the University of Missouri and an MBA from San Diego State University.

Relationships and Transactions with PHC

As more fully described in the Company’s Annual Report on Form 10-K filed with the SEC on March 1, 2024, on August 9, 2020, the Company entered into a Commercialization Agreement with Ascensia pursuant to which the Company granted Ascensia the exclusive right to distribute the Company’s 90-day Eversense CGM system and the Company’s Eversense 180-day (XL) CGM system worldwide for use in people with diabetes. Pursuant to the Commercialization Agreement, in the United States, Ascensia began providing sales support for the 90-day Eversense product on October 1, 2020 and Ascensia ramped up sales activities and assumed commercial responsibilities for 90-day Eversense product during the second quarter of 2021.

In February 2022, the extended life Eversense E3 CGM system was approved by the FDA and Ascensia began commercializing Eversense E3 in the United States during the second quarter of 2022. Ascensia receives a portion of net revenue at specified tiered percentages ranging from the mid-teens to the mid-forty’s based on levels of global net revenues. Ascensia is obligated to achieve specified minimum annual revenue targets and meet specified levels of sales and marketing spend. Ascensia will purchase Eversense products from the Company at prices which have been negotiated based on parameters set forth in the commercialization agreement. The Company is responsible for product development and manufacturing, including regulatory submissions, approvals, certifications and registrations and second level customer support, and Ascensia is responsible for sales, marketing, market access, patient and provider onboarding and level one customer support. The Company and Ascensia established a joint alliance committee and joint marketing committee, each with equal representation from each party, in order to collaborate.

Net revenue from the Company’s distribution arrangement with Ascensia accounted for 93%, of total net revenues for the year ended December 31, 2023.

For the year ended December 31, 2023, we paid $0.5 million to Ascensia for replacement obligations under warranties.

We also purchase certain medical supplies from Ascensia for our clinical trials. For the year ended December 31, 2023, we paid $0.6 million to Ascensia, under this arrangement.

As of December 31, 2023, the Company had estimated replacement obligations under warranties in the amount of $0.5 million and other amounts due to Ascensia of $0.5 million.

In addition, on August 9, 2020, the Company entered into a financing agreement with PHC, pursuant to which the Company issued $35.0 million in aggregate principal amount of Senior Secured Convertible Notes due on October 31, 2024 (the “PHC Notes”), to PHC on the closing date. The Company also issued 2,941,176 shares of common stock to PHC as a financing fee. On March 13, 2023, the Company entered into an agreement with PHC, whereby PHC agreed to exchange the PHC Notes for a warrant (the “PHC Exchange Warrant”) to purchase up to 68,525,311 shares of common stock. The Exchange Warrant is a “pre-funded” warrant with a nominal exercise price of $0.001 per share. On March 31, 2023, the PHC Exchange was consummated, and the Company issued the PHC Exchange Warrant in consideration for the cancellation of the PHC Notes.

On March 13, 2023, we issued and sold to PHC in a private placement a pre-funded warrant (the “Purchase Warrant”) to purchase up to 15,425,750 shares of the Company’s common stock (the “Purchase Warrant Shares”). The purchase price of the Purchase Warrant was approximately $0.97 per Purchase Warrant Share. Each Purchase Warrant is a “pre-funded” warrant with a nominal exercise price of $0.001 per Purchase Warrant Share. We received aggregate gross proceeds of $15.0 million in the transaction, before deducting private placement expenses payable by us.

In consideration of Mr. Hansen’s relationship with Ascensia, he will not receive compensation in his capacity as director of the Company.

Mr. Hansen is expected to enter into the Company’s standard form of indemnification agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2024	SENSEONICS HOLDINGS, INC.

	By:	/s/ Rick Sullivan
	Name:	Rick Sullivan
	Title:	Chief Financial Officer